                               Form 4 Filer Information

Name:                                            JAG Holdings, LLC
Address:                                          660 Madison Avenue, 20th Floor
                                                       New York, NY 10021
Designated Filer:                            Blue Ridge Limited Partnership
Issuer and Ticker Symbol:               Netgear, Inc. (NTGR)
Date of Event Requiring Statement: 08/05/2003
Signature:                                       /s/ Richard Bello
                                                 Chief Financial Officer

Name:                                            John A. Griffin
Address:                                          660 Madison Avenue, 20th Floor
                                                       New York, NY 10021
Designated Filer:                              Blue Ridge Limited Partnership
Issuer and Ticker Symbol:               Netgear, Inc. (NTGR)
Date of Event Requiring Statement: 08/05/2003
Signature:                                       /s/ John A. Griffin

Name:                                            Blue Ridge Private Equity Fund, LLC
Address:                                          660 Madison Avenue, 20th Floor
                                                        New York, NY 10021
Designated Filer:                             Blue Ridge Limited Partnership
Issuer and Ticker Symbol:               Netgear, Inc. (NTGR)
Date of Event Requiring Statement: 08/05/2003
Signature:                                       /s/ Richard Bello
                                                 Chief Financial Officer